UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2012

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 27, 2012, Commercial Metals Company (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the third quarter of fiscal year 2012. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States.

The information in this Item 2.02 of Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 25, 2012, Mr. Robert R. Womack, who will turn 75 on July 1, 2012, communicated with the Board of Directors of the Company and it was concluded that, in accordance with the mandatory retirement age set forth in the Company’s Corporate Governance Guidelines, he will retire at the Company’s 2013 annual meeting of stockholders after fourteen years of loyal and distinguished service to the Company. The seat on the Board of Directors currently held by Mr. Womack will be eliminated concurrently with Mr. Womack’s retirement at the Company’s 2013 annual meeting of stockholders, and at such time the number of Class I Directors shall be automatically reduced from four persons to three persons.

(d) On June 25, 2012, the Board of Directors of the Company, pursuant to applicable provisions of the Company’s Restated Certificate of Incorporation and Second Amended and Restated Bylaws, voted to increase the size of the Board of Directors from ten persons to eleven persons, and appointed Mr. Joseph C. Winkler III to fill the newly created vacancy on the Board of Directors and serve as a director of the Company, effective June 25, 2012. The Board of Directors has designated Mr. Winkler as a Class II director, and, as such, Mr. Winkler will stand for re-election at the Company’s 2015 annual meeting of stockholders. Mr. Winkler was appointed to serve on the Finance Committee of the Board of Directors.

Mr. Winkler has served as the Chairman and Chief Executive Officer of Complete Production Services, Inc. since 2007 and served as President, Chief Executive Officer and Director thereof from 2005 to 2007. Prior thereto, Mr. Winkler served in a variety of roles at National Oilwell Varco from 1996 to 2005 before being named Chief Operating Officer in 2005. Mr. Winkler currently serves as director of Dresser-Rand Group Inc.

As compensation for his service on the Board of Directors, Mr. Winkler will receive the Company’s standard compensation for non-employee directors. There are no arrangements or understandings between Mr. Winkler and any other persons pursuant to which Mr. Winkler was named a director of the Company. Mr. Winkler does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Winkler has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Form 8-K.

99.1	Press Release dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: June 27, 2012
	By:	/s/ Barbara R. Smith
	Name:	Barbara R. Smith
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

The following exhibit is furnished with this Form 8-K.

99.1	Press Release dated June 27, 2012